                                                                   EXHIBIT 10.1

             INCREASE IN COMMITMENTS AND LENDER ADDITION AGREEMENT

         This INCREASE IN COMMITMENTS AND LENDER ADDITION AGREEMENT (this "Agreement") is dated as of the 24th day of September, 2002 (the "Effective Date") by and among P. H. Glatfelter Company, a Pennsylvania corporation ("Company"), PHG Tea Leaves, a Delaware corporation ("PHG Tea Leaves"), Papierfabrik Schoeller & Hoesch GmbH & Co. KG, a limited partnership organized under the laws of the Federal Republic of Germany ("Papierfabrik Schoeller & Hoesch"), S & H Verwaltungsgesellschaft mbH, a company with limited liability organized under the laws of the Federal Republic of Germany ("S&H mbH" together with Company, PHG Tea Leaves and Papierfabrik Schoeller & Hoesch, the "Borrowers"), Deutsche Bank AG New York Branch, as administrative agent ("Agent"), and SunTrust Bank ("New Lender"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                             W I T N E S S E T H :

         WHEREAS, the Borrowers, the Lenders and Agent have entered into a Credit Agreement, dated as of June 24, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of Company, all as contemplated therein;

         WHEREAS, Section 4.1(c) of the Credit Agreement provides that the Total Revolving Commitment may be increased by $22,500,000 (the "Increase Amount") in accordance with the provisions of Section 4.1(c) and pursuant to the procedures set forth therein;

         WHEREAS, Company has provided written notice to Agent of its desire to increase the Total Revolving Commitment by the Increase Amount and the procedures set forth in Section 4.1(c) have been undertaken;

         WHEREAS, New Lender has agreed to provide a Revolving Commitment equal to the Increase Amount and to become a Lender pursuant to the terms of the Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. New Lender hereby agrees in accordance with Section 4.1(c) of the Credit Agreement to provide a Revolving Commitment in the amount of the Increase Amount. New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee under Section 12.8(c) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. On the Effective Date, New Lender (i) accepts and shall provide its Revolving Commitment in the amount of the Increase Amount, (ii) agrees to and shall become a party to the Credit Agreement and shall be bound by and have the rights and obligations of a Lender thereunder and under the other Loan Documents and (iii) agrees to make available the amount of its Pro Rata Share of the Borrowing occurring on or about the Effective Date.
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         2.       As of the Effective Date, Schedule 1.1(a) to the Credit
Agreement shall be amended and restated to read as set forth on Schedule 1.1(a) hereto and the Total Revolving Commitment shall be increased by the Increase Amount to $125,000,000.

         3. The invalidity, illegality or unenforceability in any jurisdiction of any provision or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

         4. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

         5. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall be effective as of the Effective Date.

         6. This Agreement, including all exhibits and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

                                SCHEDULE 1.1(a)

                                  COMMITMENTS

                                                           Amount of
Lenders                                               Revolving Commitment
-------                                               --------------------
Deutsche Bank AG New York Branch                          $ 37,500,000
Allfirst Bank                                             $ 32,500,000
PNC Bank, National Association                            $ 32,500,000
SunTrust Bank                                             $ 22,500,000
                                                          ------------
      Total                                               $125,000,000